Exhibit 99.1

News Announcement	For Immediate Release

Contact:
Stewart Halpern	Joseph Jaffoni, David Jacoby
Chief Financial Officer	Jaffoni & Collins Incorporated
800/831-1442	212/835-8500 or mcz@jcir.com
MAD CATZ PROVIDES UPDATE ON STATUS OF
FILINGS RELATED TO SAITEK TRANSACTION
- Receives Letter from American Stock Exchange -
San Diego, California, March 12, 2008 — Mad Catz Interactive, Inc. (“Mad Catz” or “the Company”) (AMEX/TSX: MCZ), a leading third party interactive entertainment accessory provider, today provided an update on the status of the requisite filings related to its acquisition of Winkler Atlantic Holdings Limited (“Winkler”), a private company and owner of Saitek. As previously reported, in connection with this acquisition, the Company is required to file two years of audited financial statements of Winkler and its five Saitek operating subsidiaries and pro forma financial statements of Mad Catz reflecting the contribution of the acquisition for fiscal 2007, fiscal 2006, and the six-month periods ended August 31, 2007 and August 31, 2006 with the U.S. Securities and Exchange Commission and the applicable Canadian securities regulators.
Mad Catz recently received a letter from the American Stock Exchange (“Amex”) indicating that it is currently in violation of the Amex’s continued listing standards specified in Sections 134 and 1101 of the Amex Company Guide because the Company has not yet filed an amendment to the Form 8-K filed on November 20, 2007 containing the additional required financial information. As a result of the extraordinary magnitude of work involved, to-date the Company has been unable to complete and file the required financial information. Mad Catz is working closely with its auditors to complete and file the information with the U.S. and Canadian regulators as soon as possible.
The Amex notice further indicates that the Company must submit a plan to Amex no later than March 20, 2008, advising Amex of action it has taken, or will take, that will bring the Company into compliance with these continued listing standards by no later than June 4, 2008. Mad Catz expects to submit such plan to Amex on a timely basis and to regain compliance with Amex listing standards within the time frame required by Amex.
About Mad Catz Interactive, Inc.
Mad Catz is a global leader in providing innovative peripherals for the interactive entertainment industry. Mad Catz designs and markets accessories for video game systems and publishes video game software, including the industry-leading GameShark video game enhancements, under its Mad Catz, GameShark and Joytech brands. Mad Catz also designs and markets mice, keyboards, headsets, PC gaming controllers and other PC peripherals through its Saitek brand, and recently began manufacturing and marketing proprietary portable earphones under its AirDrives brand. Mad Catz distributes its products through most of the leading retailers offering interactive entertainment products and has offices across Canada, Europe and Asia. For additional information please go to www.madcatz.com, as well as www.gameshark.com, www.airdrives.com, www.saitek.com and www.joytech.net.
Safe Harbor for Forward Looking Statements: This press release contains forward-looking statements about the Company’s business prospects that involve substantial risks and uncertainties. The Company assumes no obligation to update the forward-looking statements contained in this press release as a result of new information or future events or developments. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “should,” “plan,” “goal,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: the ability to fulfill our filing or stated requirements with the Securities and Exchange Commission and applicable Canadian securities regulators; difficulties or delays in obtaining financial information and audit requirements from third party sources; delays in providing additional information to and otherwise responding to requests from our independent auditors. A further list and description of additional risks, uncertainties and other matters that we face can be found in the Company’s reports filed with the Securities and Exchange Commission and the Canadian Securities Administrators.
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